[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR INSTITUTIONAL FUND

10f-3 TRANSACTIONS FOR THE PERIOD NOVEMBER 1, 1999 THROUGH APRIL 30, 2000
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   04/30/00
Expedia, Inc.             11/10/99 100      0.00%    $14.00   8,300      5,200   0.16%    Goldman Sachs          0
Somera Communications     11/12/99 1,000    0.00%    $12.00   49,600     8,500   0.58%    Lehman Brothers        0
Metasolv Software         11/18/99 200      0.00%    $19.00   18,300     5,000   0.37%    Morgan Stanley         0
Symyx Technologies, Inc.  11/18/99 1,100    0.00%    $14.00   134,100    5,538   2.42%    CS First Boston        0
Exactis.com               11/19/99 200      0.00%    $14.00   7,900      3,800   0.21%    Thomas Weisel Partners 0
Mediaplex                 11/19/99 500      0.00%    $12.00   21,400     6,000   0.36%    Lehman Brothers        0
Deltathree.com            11/22/99 300      0.00%    $15.00   13,800     6,000   0.23%    Lehman Brothers        0
Smarterkids.com           11/23/99 100      0.00%    $14.00   3,100      4,500   0.07%    Lewco Securities       0
The Management Network Gro11/23/99 400      0.00%    $17.00   20,000     4,615   0.43%    Lewco Securities       0
Harris Interactive, Inc.  12/06/99 200      0.00%    $14.00   9,800      5,800   0.17%    Lehman Brothers        0
Classic Communications, In12/07/99 4,200    0.00%    $25.00   89,900     8,250   1.09%    Goldman Sachs          5,900
Free Markets, Inc.        12/09/99 300      0.00%    $48.00   17,500     3,600   0.49%    Morgan Stanley         0
Tularik, Inc.             12/09/99 1,400    0.00%    $14.00   50,200     6,950   0.72%    Lehman Brothers        0
Medicalogic, Inc.         12/10/99 200      0.00%    $17.00   8,000      5,300   0.15%    Wachovia Securities    0
Tritel, Inc.              12/13/99 400      0.00%    $18.00   23,000     9,375   0.25%    Goldman Sachs          0
Xpedior, Inc.             12/16/99 200      0.00%    $19.00   7,000      8,535   0.08%    First Union Capital    0
Extensity, Inc.           01/27/00 500      0.00%    $20.00   23,800     4,000   0.60%    DB Clearing Services   0
Packaging Corp of America 1/27/000 32,200   0.00%    $12.00   738,500    46,250  1.60%    Goldman Sachs          20,900
Caminus Corp.             01/28/00 500      0.00%    $16.00   22,500     4,372   0.51%    DB Clearing Services   0
SBA Communications Corp.  01/28/00 500      0.00%    $27.00   181,300    6,000   3.02%    Lehman Brothers        5,900
Dobson Communications Corp02/03/00 3,100    0.00%    $22.00   162,300    25,000  0.65%    Lehman Brothers        6,100
Mediacom Communications   02/03/00 4,400    0.00%    $19.00   231,800    20,000  1.16%    Salomon Smith Barney   11,100
Fastnet Corp.             02/08/00 200      0.00%    $12.00   11,400     4,000   0.29%    Furman, Selz, Magerdie 0
Landacorp, Inc.           02/09/00 100      0.00%    $10.00   5,900      3,500   0.17%    Lewco Securities       0
Organic, Inc.             02/09/00 700      0.00%    $20.00   35,200     5,500   0.64%    Goldman Sachs          0
Cypress Communications    02/10/00 1,000    0.00%    $17.00   23,100     10,000  0.23%    Bear Stearns Security  0
Lante Corp.               02/10/00 700      0.00%    $20.00   37,600     4,000   0.94%    CS First Boston        0
Witness Systems           02/10/00 100      0.00%    $20.00   7,400      3,800   0.19%    Lewco Securities       0
Diversa Corporation       02/14/00 1,000    0.00%    $24.00   26,100     7,250   0.36%    Bear Stearns Security  0
Compucredit Corp.         02/16/00 3,100    0.00%    $33.50   154,200    4,600   3.35%    JP Morgan              7,700
Eloquent, Inc.            02/17/00 500      0.00%    $16.00   26,800     4,500   0.60%    Piper Jaffray, Inc.    0
Hotel Reservations Network02/25/00 500      0.00%    $16.00   27,000     5,400   0.50%    Allen & Company        0
Register.Com Inc.         03/03/00 400      0.00%    $24.00   26,000     5,000   0.52%    DB Clearing Services   0
Versata                   03/03/00 300      0.00%    $24.00   23,300     3,850   0.61%    Thomas Weisel Partners 0
Net2000 Communications    03/06/00 2,100    0.00%    $20.00   144,300    10,000  1.44%    Goldman Sachs          2,100
PSI Technologies Holdings,03/16/00 100      0.00%    $16.00   8,600      3,500   0.25%    Lewco Securities       0
Intrabiotics Pharmaceutica03/28/00 300      0.00%    $15.00   13,800     7,500   0.18%    DB Clearing Services   0
First World Comm.         04/04/00 200      0.00%    $16.90   87,800     10,000  0.88%    Lehman Brothers        2,700
GoAmerica, Inc.           04/06/00 2,700    0.00%    $16.00   201,200    10,000  2.01%    Bear Stearns Security  0
I3 Mobile, Inc.           04/06/00 200      0.00%    $16.00   15,700     5,100   0.31%    DB Clearing Services   0
DDI Corporation           04/11/00 18,400   0.00%    $14.00   1,407,500  12,000  11.73%   CS First Boston        18,400

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.